Exhibit 10.1

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) dated as of the 21st day of October, 2010, is from Jack J. Walker, J. Michael  Wolfe and H. MacGregor Clarke (each a “Guarantor” and collectively "Guarantors"), to and for the benefit of the holders of Series 2010B 15% Secured Convertible Notes of AeroGrow International, Inc., a Nevada corporation (“Borrower”), collectively (“Lenders”). Each of the Lenders is intended to be an express direct beneficiary of the guaranties contained herein.

Recitals

A.    Lenders have purchased from Borrower up to an aggregate of $1,000,000 in Series 2010B Secured Convertible Notes (the “Loan”).

B.   The Loan will be evidenced by Borrower’s separate Promissory Notes to each Lender participating in the Loan (the "Notes").

C.   As security for the amounts loaned to Borrower by Lender as described above, Borrower has executed an Escrow/Account Control Agreement with First Western Trust Bank (“Escrow Agent”).

D.   Each Guarantor acknowledges that he will benefit from Lenders making the Loan to Borrower.

F.    This Guaranty is executed and delivered to Lender by Guarantors to induce Lenders to advance the Loan.  Guarantor acknowledges and agrees that Lenders would not advance the Loan unless Guarantors executed and delivered this Guaranty.

Agreement

IN CONSIDERATION of Lenders advancing the Loan to Borrower and the benefits to be derived by Guarantor from the Loans and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantors individually agree as follows:

1. Guarantee.

(a) Each Guarantor severally and unconditionally guarantees to Lenders the full and prompt payment, in lawful money of the United States, upon demand when due, whether at maturity or by acceleration or otherwise, of all of Borrower’s currently advanced and future indebtedness, including, without limitation, all of Borrower’s present and future obligations under the Notes (and all modifications, amendments, restatements, extensions and renewals thereof), whether for principal, interest or otherwise, and whether absolute or contingent, primary or secondary, direct or indirect, voluntary or involuntary, liquidated or unliquidated, including, without limitation, all increases in the principal amount of such obligations above the current amount (the “Obligations”); provided, however, that each Guarantor’s maximum liability under this Guaranty (“Maximum Liability”) shall be the following:

H. MacGregor Clarke – up to a maximum of $100,000;

J. Michael Wolfe – up to a maximum of $200,000; and,

Jack J. Walker – up to a maximum of $500,000.

(b) In addition, Guarantors agree to pay Lenders, pro rata, any and all expenses including, without limitation, reasonable attorneys’ fees, court costs and related legal expenses incurred by Lenders in connection with the enforcement of this Guaranty, provided that the aggregate liability of each Guarantor shall not exceed the Maximum Liability of each Guarantor.

2. Obligations Absolute.  The obligations of the Guarantors hereunder are primary, absolute, unconditional, and are intended as a continuing guaranty of payment and performance by Borrower up to the Maximum Liability of each Guarantor.  Lenders’ rights of recovery shall exist notwithstanding any right or power of Borrower or anyone else to assert any claim or defense as to the genuineness, regularity, validity or enforceability of any of the Obligations, any collateral security therefor, any guaranty thereof or any of the Notes.

3. No Impairment of Liability.  Guarantors agree that each Guarantor’s liability hereunder will not be released, reduced, impaired or affected by any one or more of the following events: (a) the assumption of liability by any other person (whether as guarantor or otherwise) for payment or performance under the Notes; (b)  the subordination, relinquishment or discharge of Lender’s rights relating to the Notes(c) the loss or impairment of any right of subrogation of Guarantor; (d) the full or partial release from liability of Borrower or any other person now or hereafter liable for payment of performance under the Notes; (e) the insolvency, bankruptcy, reorganization, discharge, waiver or other exoneration of Borrower or any other person now or hereafter liable for payment or performance under the Notes; (f) the renewal, consolidation, extension, modification, rearrangement or amendment from time to time of the Notes or of the terms of any one or more of the Notes, including, without limitation, the extension of the maturity date of the Notes; (g) the failure, delay, waiver or refusal by Lenders to exercise any right or remedy held by Lenders under the Notes; (h) Lender’s application of any monies available to Lenders in payment or reduction of any of the Obligations in such manner and such amounts and at such times and in such order of priority as Lenders may see fit to the payment or reduction of such portions of the Obligations as Lenders may elect; (i) the sale, encumbrance, transfer or other modification of the ownership of Borrower or Borrower’s assets, or the change in the financial condition or management of Borrower; (j) the invalidity, unenforceability or insufficiency of any one or more of the Notes or any collateral securing payment or performance thereunder; or (k) the failure of Guarantors to receive notice of any one or more of the foregoing actions or events.

Each Guarantor specifically acknowledges and agrees that Lenders may, at their option and without notice to or further consent of any Guarantor, take any of the foregoing actions and that if Lenders elect to take any of the foregoing actions or any of the foregoing events occur, that such actions or events shall in no way reduce, affect, impair or limit the liability of any Guarantor hereunder.

4. Waivers by Guarantors.  Each Guarantor hereby expressly waives (a) diligence, presentment, protest, notice of dishonor, demand for payment, notice of nonpayment or nonperformance; (b) notice of the acceptance of this Guaranty; (c) notice of the existence or creation of all or any part of the Obligations; (d) notice of termination as to future liability given by any other Guarantor; (e) notice of demand, advertisement or notice of time or place of sale of any collateral securing any of the Obligations; (f) all presentments, demands for performance, notices of nonperformance, protests and all other notices whatsoever; (g) any right to require Lenders to proceed against Borrower, or any other Guarantor,  or any security held in relation to the Obligations or to pursue any other right or remedy in Lenders’ power; (h) any right to contest the enforcement of this Guaranty by virtue of any statute of limitations or other law varying the terms of this Guaranty; (i) any other defense available to Guarantor in law or in equity; and (j) the right to interpose counterclaims or setoffs of any kind or description in any litigation arising under this Guaranty.

5. No Reliance by Guarantor.  Each Guarantor acknowledges and agrees that he has performed his own independent investigation of the financial condition of Borrower and has not relied upon Lenders for such investigation.  Each Guarantor hereby waives and agrees not to assert or take advantage of any duty on the part of Lenders to disclose to any Guarantor any facts it may now or hereunder know about Borrower or any collateral for the Loan, it being understood and agreed that each Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk of nonpayment of any indebtedness hereby guaranteed.

6. Remedies.

(a) Lenders may, at Lenders’ option, upon the occurrence of an Event of Default (as such term is defined in the Notes), proceed to enforce this Guaranty directly against any Guarantor   without first proceeding against Borrower, any other Guarantor or any other person liable for payment or performance under the Notes.

(b) Upon the occurrence of an Event of Default, each Guarantor agrees to pay to Lenders, upon demand, the full amount (subject to the Maximum Liability of each Guarantor) that would be payable hereunder as if all Obligations were then due and payable.  Each Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if payment, or any part thereof, of the Obligations is rescinded or must otherwise be returned by Lenders upon the insolvency, bankruptcy or reorganization of Borrower, such Guarantor or any other person or otherwise, all as though such payment to Lenders had not been made.

(c) Upon the occurrence of an Event of Default, Lenders shall be entitled to file any claims or take any action or institute any proceedings which Lenders may deem necessary or desirable for the enforcement of this Guaranty or otherwise to enforce the rights of Lenders. In addition, any Lender shall be entitled to exercise any and all other remedies available to Lenders under any applicable law.

(d) No delay or neglect on the part of any Lender in the exercise of any right or remedy existing under law or by virtue of this Guaranty shall operate as a waiver thereof, but such rights and remedies shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Lenders and designated as a waiver or release; and no single or partial exercise by Lenders of any right or remedy shall preclude further exercise thereof or the exercise of any other right or remedy.

(e) Nothing herein contained will limit Lenders in exercising any rights held under any one or more of the Notes.  In the event of any default under the Notes, Lenders will be entitled to selectively and successively enforce any one or more of the rights held by Lenders and such action will not be deemed a waiver of any other right held by Lenders.  All of the remedies of Lenders under this Guaranty and the Notes are cumulative and not alternative.

7. Waiver of Subrogation.  Until the Obligations are paid in full, each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against Borrower that arise from the existence or performance of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy Lenders have against Borrower or any collateral which Lenders now or hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise including, without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or setoff or in any other manner, payment or security on account of such claim or other rights.  Any agreement between a Guarantor and Borrower which is in any respect contrary to the foregoing shall be null and void and of no force or effect.  If any amount shall be paid to a Guarantor in violation of the preceding sentences and the Obligations shall not have been paid in full, such amount shall be deemed to have been paid to Borrower for the benefit of Lenders and shall be held in trust for Lenders’ benefit and shall forthwith be paid to Lenders to be held and/or credited and applied to the Obligations, whether matured or unmatured.  Each Guarantor hereby indemnifies Lenders against any and all costs, claims, losses or liabilities, including reasonable attorneys’ fees, which they may at any time sustain or incur as result of preference claims in bankruptcy on behalf of Borrower’s bankruptcy estate, up to the Maximum Liability of each Guarantor.  This Guaranty shall be continuing, and, if Lenders are required by applicable bankruptcy or other law to disgorge any monies previously paid to it by Borrower, Guarantors shall be liable according to the terms hereof, notwithstanding that the books and records of Lenders may previously have shown the obligations to have been fully repaid or that Lenders may have informed such Guarantor or taken other affirmative actions to release this Guaranty. Lenders are entitled to specific performance of Guarantors’ obligations of the provisions of this Guaranty, including, but not limited to, the provisions of this Section 7.

8. Amendments.  No provision or term of this Guaranty may be amended, modified, revoked, supplemented, waived or otherwise changed except by a written instrument duly executed by Guarantor and Lender and designated as an amendment, supplement or waiver.

9. Transfer of Assets.  Guarantors will not voluntarily or involuntarily transfer title to any material assets or take any other action or suffer the same to be done, other than in the ordinary course of business, which would have a material adverse effect on Guarantors’ ability to fulfill its obligations to Lenders hereunder.

10. Notices.  Any notice given to any party in connection with this Guaranty shall be in writing, shall be (a) hand delivered, (b) sent by registered or certified mail, return receipt requested, postage prepaid, or (c) sent by Federal Express or other nationally recognized overnight courier service, and if hand delivered shall be deemed received when delivered, if mailed shall be deemed received three days after having been deposited in the United States mail, postage prepaid, and if sent by Federal Express or other nationally recognized overnight courier service shall be deemed received one business day after having been deposited with Federal Express or other nationally recognized overnight courier service if designated for next day delivery, addressed as follows:

If to Guarantor:                     Jack J. Walker
6075 Longbow Drive
Boulder, CO 80301

J. Michael  Wolfe
6075 Longbow Drive
Boulder, CO 80301

H. MacGregor Clarke
6075 Longbow Drive
Boulder, CO 80301

If to Lender to:	[Placement Agent] as Agent under Agreement Among Lenders
[Placement Agent Address]

with a copy, which shall not constitute notice, to:

Clifford L. Neuman, Esq.
1507 Pine Street
Boulder, CO 80302

Any party may change its address for the giving of notice by notice hereunder.

11. Captions and Pronouns.  The captions and headings of the various sections of this Guaranty are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof.

12. Binding Effect.  This Guaranty shall be binding on Guarantors and their successors and permitted assigns, and shall inure to the benefit of Lenders and all successors and permitted assigns of Lenders.

13. Rights Cumulative.  Each right, power and remedy of Lenders under this Guaranty and the Notes are cumulative and in addition to every other right, power or remedy existing or implied, given now or hereafter existing, at law or in equity, and each and every right, power and remedy set forth herein or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by Lenders, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy; and no delay or omission of Lenders in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any default or acquiescence therein.

14. Waiver.  Lenders shall not be deemed to have waived any provision of this Guaranty or any Loan Document unless such waiver is in writing and is signed by Lenders.

15. Provisions Several/Illegality.  The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

16. Choice of Law.  This Guaranty has been negotiated, executed and delivered in Colorado, and is intended to be construed in accordance with the laws of the State of Colorado (excluding the choice of law doctrines thereof).

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first above written.

/s/ Jack J. Walker
Jack J. Walker

/s/ J. Michael Wolfe
J. Michael Wolfe

/s/ H. MacGregor Clarke
H. MacGregor Clarke